UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2012

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2012, the Board of Directors of Integra LifeSciences Holdings Corporation (the "Company") approved the establishment of an annual $25,000 cash presiding director fee, effective as of the 2012 Annual Meeting of Stockholders of the Company, for any presiding director that may be appointed by the Board of Directors.

A description of the compensation of non-employee directors of the Company, including the presiding director fee, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this item.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On April 9, 2012, the Board of Directors of the Company amended the Company’s Bylaws, effective as of May 17, 2012, to provide for the establishment of a presiding director position of the Board of Directors and other minor updating changes relating to the presiding director position.

The description set forth above regarding the Company’s revised Bylaws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

The Board of Directors appointed James M. Sullivan to the newly created position of Presiding Director of the Board of Directors of the Company, effective as of May 17, 2012. Mr. Sullivan will retain his position as Chairman of the Nominating and Corporate Governance Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description of Exhibit

3.2 Amended and Restated Bylaws of Integra LifeSciences Holdings Corporation, effective as of May 17, 2012

10.1 Compensation of Non-Employee Directors of Integra LifeSciences Holdings Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

April 13, 2012	By:	/s/ Peter J. Arduini

Name: Peter J. Arduini
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Integra LifeSciences Holdings Corporation, effective as of May 17, 2012
10.1	Compensation of Non-Employee Directors of Integra LifeSciences Holdings Corporation